SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

GRAYMARK HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	000-50638	20-0180812
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 N. Robinson, Suite 920 Oklahoma City, Oklahoma 73102 (Address of principal executive offices)	73102 (Zip Code)

Registrant’s telephone number, including area code:  (405) 601-5300

GRAYMARK PRODUCTIONS, INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01  Financial Statements and Exhibits.

As previously reported on Form 8-K that this report amends and supplements, on January 2, 2008, we at Graymark Healthcare, Inc. (formerly Graymark Productions, Inc.), closed our acquisitions of SDC Holdings, LLC and ApothecaryRx, LLC.  Each of SDC Holdings, LLC and ApothecaryRx, LLC became one of our wholly-owned subsidiaries. As indicated in the previously filed report, we elected to file the financial statements and pro forma financial statements pursuant to this report amendment.

(a)  Financial Statements of Business Acquired.

The audited financial statements of Otter Creek Investments, Inc., the predecessor of SDC Holdings, LLC, for the years ended December 31, 2006 and 2005 were included in our Schedule 14 Information Statement filed with the U.S. Securities and Exchange Commission on December 5, 2007 (the “Information Statement”) and the audited financial statements of ApothecaryRx, LLC for the period July 3, 2006, its inception, through December 31, 2006 that were included in our Information Statement.  These audited financial statements are incorporated by reference in this report amendment.  The unaudited condensed balance sheets of SDC Holdings, LLC and ApothecaryRx, LLC as of September 30, 2007 and the unaudited condensed statements of operations, members’ equity, and cash flows for the nine months ended September 30, 2007 and 2006 are also included in this report amendment commencing on page F-1.

(b)  Pro Forma Financial Information.

The unaudited pro forma financial statements giving effect to our acquisitions of SDC Holdings, LLC and ApothecaryRx, LLC are included in this report amendment commencing on page PF-1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYMARK HEALTHCARE, INC.
(Registrant)

	By:	/S/JOHN SIMONELLI
John Simonelli, Chief Executive Officer
Date: January 21, 2008

2

SDC HOLDINGS, LLC

Condensed Consolidated Balance Sheet

As of September 30, 2007

(Unaudited)

ASSETS

Cash and cash equivalents	$347,728
Accounts receivable, net of contractual allowances and allowance for bad debts	2,339,448
Prepaid expenses	43,598
Total current assets	2,730,774
Property and equipment, net of accumulated depreciation	1,458,893
Other assets	64,113
Goodwill	13,912,354
Total assets	$18,166,134

LIABILITIES AND MEMBERS’ CAPITAL

Liabilities:
Accounts payable	$272,504
Accrued liabilities	380,978
Short-term credit facility	161,928
Line of credit	438,386
Current portion of long-term debt	530,182
Total current liabilities	1,783,978
Long-term debt, net of current portion shown above	13,005,799
Total liabilities	14,789,777
Minority interests	234,310
Members’ capital:
Members’ paid-in capital	2,990,000
Retained earnings	152,047
Total members’ capital	3,142,047
Total liabilities and members’ capital	$18,166,134

See Accompanying Notes to Condensed Consolidated Financial Statements

SDC HOLDINGS, LLC

Condensed Consolidated Statement of Income and Members’ Capital

For the Eight Months Ended September 30, 2007

(Unaudited)

Revenues:
Sleep studies	$5,364,334
Sales of equipment	1,209,270
Total revenues	6,573,604
Cost of sales and services:
Cost of sleep studies	2,082,212
Cost of equipment sold	490,573
Total cost of sales and services	2,572,785
Gross profit	4,000,819
Selling, general and administrative expenses:
Selling expenses	1,276,981
General and administrative expenses	1,234,607
Depreciation	195,345
Total selling, general and administrative expenses	2,706,933
Operating income	1,293,886
Other income (expense):
Interest expense	(686,617)
Gain on sale of asset	4,102
Net other income (expense)	(682,515)
Net income before minority interests	611,371
Minority interests	(459,324)
Net income	152,047
Members’ capital, beginning	—
Member contributions	2,990,000
Members’ capital, ending	$3,142,047

See Accompanying Notes to Condensed Consolidated Financial Statements

SDC HOLDINGS, LLC

Condensed Consolidated Statement of Cash Flows

For the Eight Months Ended September 30, 2007

(Unaudited)

Operating activities:
Net income	$152,047
Adjustments to reconcile net loss to net cash used by operating activities:
Minority interest income, net of distributions	46,265
Depreciation	195,345
Changes in assets and liabilities –
Accounts receivable	(1,062,166)
Prepaid expenses	(13,976)
Deposits	1,251
Accounts payable	112,503
Accrued expenses	399,644

Net cash used by operating activities	(169,087)

Investing activities:
Purchases of property and equipment	(1,872,523)
Proceeds from sale of asset	1,279
Goodwill acquired in purchase of business	(13,912,354)

Net cash used by investing activities	(15,783,598)

Financing activities:
Members’ capital contributions	2,990,000
Debt proceeds	13,232,254
Debt payments	(289,952)
Loan origination costs	(25,000)

Net cash provided by financing activities	15,907,302

Net change in cash and cash equivalents	(45,383)

Cash and cash equivalents at beginning of period	393,111

Cash and cash equivalents at end of period	$347,728

Cash paid for interest and income taxes:
Interest expense	$524,803
Income taxes	$—

See Accompanying Notes to Condensed Consolidated Financial Statements

SDC HOLDINGS, LLC

Notes to Condensed Consolidated Financial Statements

(Unaudited)

For the Eight Months Ended September 30, 2007

Note 1 – Nature of Business

SDC Holdings, LLC, an Oklahoma limited liability company (the “Company”) and its subsidiaries are a healthcare organization which provides diagnostic sleep testing services and treatment for sleep disorders.  The Company’s products and services are used primarily by patients with obstructive sleep apnea.

On January 31, 2007, the Company acquired Otter Creek Investments (an S Corporation) and its wholly owned subsidiary Advanced Medical Enterprises, LP.

The Company operates the following sleep diagnostic testing labs in Oklahoma and Texas.

Sleep Center of Edmond, LLC	Operational December 2003
Sleep Center of NW Oklahoma City, LLC	Operational October 2004
Sleep Center of Tulsa, LLC – Midtown location	Operational October 2004
Sleep Center of Tulsa, LLC – South location	Operational June 2006
Sleep Center of Lubbock, LP	Operational October 2006
Sleep Center of Keller, LP	Operational November 2006
Sleep Center of McKinney, LP	Operational February 2007
Sleep Center of Plano, LP	Operational June 2007
Sleep Center of Granbury, LP	Operational August 2007

These sleep diagnostic testing labs range in size from four to six beds.  These labs provide monitored sleep diagnostic testing services to determine sleep disorders in the patients being tested.  The majority of the sleep testing is to determine if a patient has obstructive sleep apnea.  Positive airway pressure provided by sleep/personal ventilation (or “CPAP”) equipment is the American Academy of Sleep Medicines preferred method of treatment for obstructive sleep apnea.  The Companies sleep diagnostic facilities also determine the correct pressure settings for patient treatment with positive airway pressure.  The Company has two sleep labs accredited by the American Academy of Sleep Medicine and is working on accreditation for the others.

There are minority ownership interests in the seven sleep testing facilities in Oklahoma and Texas.  The minority owners are physicians in the geographical area being served by the diagnostic sleep testing facility.  The Company’s ownership percentages and the respective minority investor’s ownership percentages in its subsidiaries at September 30, 2007 are as follows:

	Company Ownership %	Minority Interest Ownership %
Sleep Center of Edmond, LLC	57.00%	43.00%
Sleep Center of NW Oklahoma City, LLC	65.00%	35.00%
Sleep Center of Tulsa, LLC	68.00%	32.00%
Sleep Center of Lubbock, LP	68.00%	32.00%

	Company Ownership %	Minority Interest Ownership %
Sleep Center of Keller, LP	69.50%	30.50%
Sleep Center of McKinney, LP	68.00%	32.00%
Sleep Center of Plano, LP	68.00%	32.00%
Sleep Center of Granbury, LP	77.50%	22.50%

The Company sells CPAP equipment and supplies to patients who have tested positive for sleep apnea and have had their positive airway pressure determined.  The CPAP equipment is a medical device and can only be dispensed with a physician prescription.  The Company operates and dispenses CPAP equipment and supplies at all eight of its sleep labs.

Testing services and equipment and supply sales are provided primarily to individual patients who are receiving health benefits through health insurers such as private health insurance companies, government agencies, managed care organizations and other similar organizations.  The Company accepts assignment of benefits from the patient and bills the third party payer.

Note 2 – Summary of Significant Accounting Policies

Interim Financial Information – The unaudited condensed consolidated financial statements included herein have been prepared in accordance with generally accepted accounting principles for interim financial statements and with Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.  Operating results for the eight months ended September 30, 2007 are not necessarily indicative of results that may be expected for the year ended December 31, 2007.

Consolidation – The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiary partnerships and corporations, after elimination of all material intercompany accounts, transactions, and profits.  Investments in unconsolidated subsidiaries representing ownership of at least 20%, but less than 50%, are accounted for under the equity method.  Nonmarketable investments in which the Company has less than 20% ownership and in which it does not have the ability to exercise significant influence over the investee are initially recorded at cost and periodically reviewed for impairment

Cash and Cash Equivalents – Cash and cash equivalents consist primarily of cash on deposit, certificates of deposit, money market accounts, and investment grade commercial paper that are readily convertible into cash and purchased with original maturities of three months or less.

Use of Estimates – These consolidated financial statements include certain amounts that are based on management’s best estimates and judgments.  These estimates require management to apply complex assumptions and judgments, often because management must make estimates about the effects of matters that are inherently uncertain and will likely change in subsequent periods.  The most significant estimates relate to medical costs, medical costs payable, historic stock option measurement dates, revenues, intangible asset valuations, asset impairments and contingent liabilities.  The Company adjusts these estimates each period, as more current information becomes available.  The impact of any changes in estimates is included in the determination of earnings in the period in which the estimate is adjusted.

Property and Equipment – Property and equipment is stated as cost and depreciated using the straight line method to depreciate the cost of various classes of assets over their estimated useful lives.  At the time assets are sold or otherwise disposed of, the cost and accumulated depreciation are eliminated from the asset and depreciation accounts;

profits and losses on such dispositions are reflected in current operations.  Fully depreciated assets are written off against accumulated depreciation.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.  Expenditures for maintenance and repairs are charged to expense as incurred.

The estimated useful lives of the Company’s property and equipment are as follows:

Asset Class	Useful Life
Equipment	7 years
Software	7 years
Furniture and fixtures	7 years
Leasehold improvements	5 years	or remaining lease period, whichever is shorter
Automobiles	3 years

Goodwill – The Financial Accounting Standards Board’s Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets,” provide guidance on the application of generally accepted accounting principles for business acquisitions.  The Company allocated the purchase price of its business acquisition on January 31, 2007, based on the fair market value of identifiable tangible and intangible assets.  The difference between the total cost of the acquisition and the sum of the fair values of acquired tangible and identifiable intangible assets less liabilities is recorded as goodwill.  Until the end of 2001, goodwill was amortized over a period of 40 years.  The assignment of a 40-year life was based on each acquisition’s ability to generate sufficient operating results to support the recorded goodwill balance. SFAS No. 142 requires that goodwill and certain intangible assets with indefinite lives no longer be amortized and instead be tested annually for impairment.  Accordingly, no amortization expense related to goodwill has been recorded in the financial statements for the eight months ended September 30, 2007.

The Company will assess the impairment of intangibles and long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable.  Factors considered important that could trigger an impairment review include, without limitation, (i) significant under-performance of acquired assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of the acquired assets or the strategy for the overall business; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in our stock price for a sustained period; and (vi) technological and regulatory changes.

When management determines that the carrying value of intangibles and long-lived assets may be impaired, management evaluates the ability to recover those assets.  If those assets are determined to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Revenue Recognition and Receivables – Our revenues are recognized on an accrual basis in the period in which services and related products are provided to customers and are recorded at net realizable amounts estimated to be paid by customers and third-party payers.  Insurance benefits are assigned to the Company and, accordingly, the Company bills on behalf of its customers.  The Company has established an allowance to account for sales adjustments that result from differences between the payment amount received and the expected realizable amount.  Actual adjustments that result from differences between the payment amount received and the expected realizable amount are recorded against the allowance for sales adjustments and are typically identified and ultimately recorded at the point of cash application or when otherwise determined pursuant to the Company’s collection procedures.  Revenues in the accompanying consolidated financial statements are reported net of such adjustments.

Due to the nature of the industry and the reimbursement environment in which we operate, certain estimates are required to record net revenues and accounts receivable at their net realizable values at the time products and/or services are provided.  Inherent in these estimates is the risk that they will have to be revised or updated as additional information becomes available.  Specifically, the complexity of many third-party billing arrangements and the uncertainty of reimbursement amounts for certain services from certain payers may result in adjustments to amounts originally recorded. Such adjustments are typically identified and recorded at the point of cash application, claim denial or account review.

Included in accounts receivable are earned but unbilled receivables.  Unbilled accounts receivable represent charges for services delivered to customers for which invoices have not yet been generated by the billing system.  Prior to the delivery of services or  equipment and supplies to customers, we perform certain certification and approval procedures to ensure collection is reasonably assured and that unbilled accounts receivable are recorded at net amounts expected to be paid by customers and third-party payers.  Billing delays, ranging from several weeks to several months, can occur due to delays in obtaining certain required payer-specific documentation from internal and external sources, interim transactions occurring between cycle billing dates established for each customer within the billing system and new sleep labs awaiting assignment of new provider enrollment identification numbers.  In the event that a third-party payer does not accept the claim for payment, the customer is ultimately responsible.

We perform analyses to evaluate the net realizable value of accounts receivable on a quarterly basis.  Specifically, we consider historical realization data, accounts receivable aging trends, other operating trends and relevant business conditions.  Because of continuing changes in the health care industry and third-party reimbursement, it is possible that our estimates could change, which could have a material impact on our operations and cash flows.

Bad Debt Expense, Sales Adjustments and Related Allowances for Uncollectible Accounts Receivable – Accounts receivable are reported net of allowances for sales adjustments and uncollectible accounts of $4,752,294 as of September 30, 2007.  The majority of our accounts receivable are due from Medicare and private insurance carriers, as well as from customers under co-insurance and deductible provisions.  Third-party reimbursement is a complicated process that involves submission of claims to multiple payers, each having its own claims requirements.  In some cases, the ultimate collection of accounts receivable subsequent to the service dates may not be known for several months. The Company has established an allowance to account for sales adjustments that result from differences between the payment amounts received from customers and third-party payers and the expected realizable amounts.  Actual adjustments that result from such differences are recorded against the allowance for sales adjustments and are typically identified and ultimately recorded at the point of cash application or when otherwise determined pursuant to the Company’s collection procedures.  We report revenues in our financial statements net of such adjustments.  We record allowance for doubtful accounts based on a percentage of revenue using historical Company-specific data.  The percentage and amounts used to record the allowance for doubtful accounts are supported by various methods including current and historical cash collections, sales adjustments, and aging of accounts receivable.

Costs of Services and Sales –  Cost of services included direct labor costs of employees providing sleep testing services, medical supplies and sensors used in sleep testing, and direct ancillary costs.  Accredited Sleep Physicians are also paid a monthly medical directors fee and a per study fee for providing professional reports on the results of the diagnostic sleep tests.  These physicians are on a contractual basis with the Company and are not employees.  Cost of sales also includes the direct cost of CPAP equipment and related supplies sold to customers and direct labor costs of employees providing CPAP equipment and supply sales and service.

Advertising Costs – Advertising and sales promotion costs are expensed as incurred.  Advertising expense totaled $279,314 for the eight months ended September 30, 2007.

Compensated Absences –  The Company has a formal vacation policy allowing for paid time off based on years of service.  The policy does allow accumulation of unused vacation to future periods.  The Company also allows one week of sick leave each year regardless of years of service. In the event of an employees termination whether voluntary or involuntary they are not entitled to payment of any accrued vacation or sick leave.  Accordingly, the Company recognizes the costs of compensated absences when actually paid to employees, and does not accrue a liability for unused vacation or sick time.

Income Taxes – The Company is treated as a partnership for federal and state income tax purposes and accordingly the tax effects of the Company’s income or loss are passed through to the shareholders.

Accounting for Contingencies – Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Note 3 – Acquisitions

On January 31, 2007, the Company acquired all of the assets of Otter Creek Investments, Inc. (“Otter Creek”) for $14,950,000.  The acquisition was financed through $2,990,000 of members’ capital contributions and $11,960,000 of debt financing.

Purchase accounting was used to account for this acquisitions.  Below is the purchase price allocation used to record the purchase.

Cash and cash equivalents	$164,048
Accounts receivables	589,965
Prepaid expenses	29,621
Total current assets	783,634
Property and equipment	185,442
Other assets	470,608
Goodwill	13,912,354
Total assets acquired	15,352,038
Accounts payable and accrued liabilities	18,667
Debt	383,371
Total liabilities assumed	402,038
Net assets acquired	$14,950,000

The following unaudited pro forma combined results of operations have been prepared as if the acquisition of Otter Creek had occurred at January 1, 2007:

Nine Months Ended September 30, 2007
Pro forma:
Net sales and services	$7,072,471
Net income	$146,484

The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated as of that time, nor is it intended to be a projection of future results.

Note 4 – Property and Equipment

Property and equipment as of September 30, 2007, at cost, consist of the following:

Equipment	$998,198
Software	22,226
Furniture and fixtures	240,979
Leasehold improvements	734,682
Automobiles	6,200
Less: Accumulated depreciation	(543,392)
Net property and equipment	$1,458,893

Note 5 – Accrued Expenses

Accrued expenses as of September 30, 2007, consist of the following:

Interest	$161,814
Payroll	142,594
Study interpretations	48,889
Workers compensation	13,511
Rent	9,900
401k	3,404
Other	866
Total accrued expenses	$380,978

Note 6 – Operating Leases

The Company leases all of the real property used in its business for office and sleep testing facilities.  Such leases have been classified as operating leases.  Rent expense is recognized on a monthly basis as accrued, which approximated the straight line basis over the terms of the leases.  Total rent expense pursuant to real property leases was $317,173 for the eight months ended September 30, 2007.  Future minimum lease payments under non-cancelable operating leases as of as of September 30, 2007 are as follows:

Minimum Annual Payments
2007	$111,056
2008	444,224
2009	423,065
2010	345,855
2011	235,489
Thereafter	39,358

Note 7 – Short-Term Credit Facility

The Company’s short term credit facility, as of September 30, 2007, consisted of the following:

VGM Financial Services, short term financing vehicle provided by a third party at no interest. Final payment is due August 5, 2008.	$161,928

VGM Financial Services leases are unsecured and are guaranteed by the owners of the Company.  The VGM Financial Services leases are for twelve months or less and are used to finance CPAP equipment sold to customers.  One of the Company’s vendors has an agreement with VGM Financial Services and allows the Company to either pay the vendor or finance the accounts payable amount due the vendor.  The amount of the liability due to the vendor is the same amount due VGM Financial Services.  The Company believes that under SFAS No. 157 that the Fair Value of the leases is the amount financed with VGM Financial services.  Accordingly, no imputed interest expense is recorded for the eight months ended September 30, 2007.

Note 8 – Line of Credit

On March 1, 2007, the Company entered into a $1.0 million revolving credit facility with Arvest Bank.  The line of credit has a nine month term and is secured by all assets of the Parent (including its subsidiaries) and guaranteed by all members of the Company.  Interest on the line of credit is computed monthly at the rate of the published 30-day LIBOR, plus 2.0% (effective rate was 7.32% at September 30, 2007).  Borrowings pursuant to the line of credit were $438,386 at September 30, 2007.  The outstanding principal and accrued interest of this line of credit loan will become due on December 31, 2007.

Note 9 – Long-Term Debt

Long-term debt, as of September 30, 2007, consisted of the following:

Senior Debt:

Note payable to Arvest Bank at; interest only payments due quarterly beginning May 1, 2007 through February 1, 2008 at a variable rated based on a function of LIBOR (effective rate was 7.32% at September 30, 2007). Payment due quarterly of principal and interest in the amount of $291,635 beginning May 1, 2008 through February 1, 2014 at a variable rate based on a function of LIBOR(effective rate was 7.32% at September 30, 2007). This note payable is amortized over twenty years with all principal and accrued interest due on May, 1, 2014. This note was used to finance the acquisition of Otter Creek and is secured by all assets of the Company, guarantee of all entities related by common ownership, and the member’s ownership interests of the Company. Guaranteed by the Company’s members.

$11,960,000

Subordinated Debt:

SDC Finance, LLC, note payable in quarterly payments of $55,013, including interest of 7.32%, interest is a variable rate based on function of LIBOR(effective rate was 7.32% at September 30, 2007), final payment due February 1, 2012. Guaranteed by the majority of the Company’s members.	820,040

SDC Finance, LLC, note payable in quarterly payments of $4,936, including interest of 7.32% (effective rate was 7.32% at September 30, 2007, interest is a variable rate based on a function of LIBOR, final payment due April 1, 2012. Guaranteed by the majority of the Company’s members.	82,055

First Fidelity Bank, Sleep Center of Edmond, working capital note payable in monthly payments of $1,712, including initial interest rate of 9.0%. Interest is a variable rate based on 1 point above Wall Street Prime (effective rate was 8.75% as of September 30, 2007); final payment is due April 31, 2010. Guaranteed by the minority investors in Sleep Center of Edmond, LLC.	48,758

First Fidelity Bank, Sleep Center of NW Oklahoma City, working capital note payable in monthly payments of $2,823, including initial interest rate of 9.25%. Interest is a variable rate based on 1 point above Wall Street Prime (effective rate was 8.75% as of September 30, 2007); final payment is due December 2, 2009. Guaranteed by the minority investors in Sleep Center of NW Oklahoma City, LLC.	69,825

First Fidelity Bank, Sleep Center of Tulsa, working capital note payable in monthly payments of $5,016, including initial interest rate of 9.25%. Interest is a variable rate based on 1 point above Wall Street Prime (effective rate was 8.75% at September 30, 2007); final payment is due December 2, 2009. Guaranteed by the minority investors in Sleep Center of Tulsa, LLC.	122,479

First Fidelity Bank, Sleep Center of Lubbock, working capital note payable in monthly payments of $1,637. Interest is a variable rate based on a function of Wall Street Prime (effective rate was 7.75% at September 30, 2007); final payment is due September 1, 2012. Guaranteed by minority investors in Sleep Center of Lubbock, LP.	88,010

Spirit Bank, Sleep Center of McKinney, working capital note payable is interest only monthly payments for eighteen months, principal and interest payments $4,226 begin on August 15, 2008, initial interest rate of 8.75%. Interest is a variable rate based on 1/2 point above Wall Street Prime (effective rate was 8.25% at September 30, 2007); final payment is due July 15, 2011. The note is guaranteed by the minority investors in Sleep Center of McKinney, LP.	133,314

Spirit Bank, Sleep Center of Keller, working capital note payable is interest only monthly payments for eighteen months, principal and interest payments $4,185 begin on August 15, 2008, initial interest rate of 8.75%. Interest is a variable rate based on 1/2 point above Wall Street Prime (effective rate was 8.25% at September 30, 2007); final payment is due July 15, 2011. The note is guaranteed by the minority investors in Sleep Center of Keller, LP.	131,500

Valliance Bank, Sleep Center of Plano, working capital note payable is interest only for twelve months, principal and interest payments of $4,307 beginning on August 10, 2008, initial interest rate of 9.25%. Interest is a variable rate based on 1 point above Wall Street Prime. (effective rate was 8.75% at September 30, 2007); final payment is due July 10, 2011. The note is guaranteed by the minority investors in Sleep Center of Plano, LP	80,000
Total long-term debt	13,535,981
Less: Current portion of long-term debt	(530,182)
Long-term debt, net of current portion	$13,005,799

At September 30, 2007, future maturities of the long-term debt were as follows:

2007	$63,129
2008	681,376
2009	916,933
2010	879,225
2011	880,366
Thereafter	10,114,952

Note 10 – Pension Plan

The Company has a 401(k) Savings Incentive Plan and Trust as of January 1, 2005, covering two employees.  The Plan is contributory by the employees and the Company may make discretionary contributions in addition.  No discretionary contributions were made in the eight months ended September 30, 2007.

Note 11 – Related Party Transactions

During the eight months ended September 30, 2007, the Company had transactions with SDC Finance a limited liability company owned by the majority of the Company’s members. SDC Finance has notes receivable with the Company’s subsidiaries in the amount of $820,040.  The Company makes quarterly repayments of principal and interest of $59,949.  The notes will be fully paid by April 1, 2012. The Company guarantees term notes to a bank on behalf of SDC Finance.  The balance outstanding at September 30, 2007 is $820,040.  These loan guarantees are in connection with the Company’s facilities.  These guarantees would require the Company to make the required loan payments to the bank in the event SDC Finance becomes unable to do so.

On July 10, 2007, a majority owned subsidiary of the Company entered into a working capital line of credit with Valliance Bank.  The line of credit is guaranteed by the minority owners of the subsidiary.  Valliance Bank is controlled by the majority owner of the Company.  The terms and conditions of this line of credit are in accordance and consistent with our normal banking relationships.

APOTHECARYRX, LLC

Condensed Balance Sheet

	September 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Cash and cash equivalents	$1,285,256	$805,220
Accounts receivable, net of allowance for doubtful accounts of $16,058 and $3,352	3,041,357	1,088,704
Inventories	3,769,408	1,032,596
Other current assets	56,486	8,525
Total current assets	8,152,507	2,935,045
Property and equipment, net of accumulated depreciation of $69,318 and $20,970	592,529	120,275
Goodwill	6,512,592	3,163,159
Intangible assets, net of accumulated amortization of $328,701 and $47,438	5,071,428	1,365,603
Deposit on acquisition	—	1,310,500
Total assets	$20,329,056	$8,894,582

LIABILITIES AND MEMBERS’ EQUITY

Liabilities:
Accounts payable	$3,850,559	$1,715,252
Accrued liabilities	1,616,759	516,101
Note payable	10,755,000	4,575,000
Current portion of long-term debt	2,618,282	949,093
Total current liabilities	18,840,600	7,755,446
Long-term debt, net of current portion shown above	1,974,125	1,407,580
Total liabilities	20,814,725	9,163,026
Members’ Equity (Deficit):
Members’ capital	1,000	1,000
Accumulated deficit	(486,669)	(269,444)
Total members’ equity (deficit)	(485,669)	(268,444)
Total liabilities and members’ equity (deficit)	$20,329,056	$8,894,582

See Accompanying Notes to Condensed Financial Statements.

APOTHECARYRX, LLC

Condensed Statement of Operations

For the Nine Months Ended September 30, 2007

(Unaudited)

Net revenues	$26,774,674
Cost of goods sold	20,761,258
Gross profit	6,013,416
Operating Expenses:
Selling, general and administrative expenses	5,328,387
Depreciation and amortization	329,611
Total operating expenses	5,657,998
Operating income	355,418
Other Income (Expense):
Interest expense, net	(572,643)
Net loss	$(217,225)

See Accompanying Notes to Condensed Financial Statements.

APOTHECARYRX, LLC

Condensed Statement of Members’ Equity

For the Nine Months Ended September 30, 2007

(Unaudited)

	Members’ Capital	Members’ Equity (Deficit)

Balance, December 31, 2006	$1,000	$(269,444)
Net loss	—	(217,225)
Balance, September 30, 2007	$1,000	$(486,669)

See Accompanying Notes to Condensed Financial Statements.

APOTHECARYRX, LLC

Statement of Cash Flows

For the Nine Months Ended September 30, 2007

(Unaudited)

Operating activities:
Net loss	$(217,225)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	329,611
Changes in assets and liabilities –
Accounts receivable	(1,952,653)
Inventories	(2,736,812)
Other assets	1,262,539
Accounts payable	2,135,307
Accrued liabilities	1,100,658

Net cash used by operating activities	(78,575)

Investing activities:
Purchase of property and equipment	(520,602)
Patient prescription files acquired	(3,394,588)
Non-competition agreements acquired	(592,500)
Goodwill acquired in purchases of businesses	(1,113,699)

Net cash used by investing activities	(5,621,389)

Financing activities:
Loan advances	6,180,000

Net cash provided by financing activities	6,180,000

Net change in cash and cash equivalents	480,036

Cash and cash equivalents at beginning of period	805,220

Cash and cash equivalents at end of period	$1,285,256

Non-cash investing and financing activities:
Seller financing of pharmacy acquisitions	$2,235,734

See Accompanying Notes to Condensed Financial Statements.

APOTHECARYRX, LLC

Notes to Condensed Financial Statements

(Unaudited)

For the Nine Months Ended September 30, 2007

Note 1 – Nature of Business

ApothecaryRx, LLC (the “Company”) was organized in Oklahoma on May 26, 2006 and began operations on July 3, 2006.  The Company acquires and operates independent retail pharmacy stores selling prescription drugs and a small assortment of general merchandise including diabetic merchandise, over the counter drugs, beauty products and cosmetics, seasonal merchandise, greeting cards, and convenience foods.  As of September 30, 2007, the Company operated stores in Colorado, Minnesota, Missouri and Oklahoma.  The Company expects to expand its operations to additional states in the future, primarily in the central United States.

Note 2 – Summary of Significant Accounting Policies

Interim Financial Information – The unaudited condensed financial statements included herein have been prepared in accordance with generally accepted accounting principles for interim financial statements and with Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.  Operating results for the nine months ended September 30, 2007 are not necessarily indicative of results that may be expected for the year ended December 31, 2007.  The condensed consolidated financial statements should be read in conjunction with the financial statements and notes for the period from July 3, 2006 to December 31, 2006.  The December 31, 2006 condensed balance sheet was derived from audited financial statements.

Revenue Recognition – Sales are recorded at the time the customer takes possession of the merchandise.  Customer returns are immaterial and are recorded at the time merchandise is returned.

Use of Estimates –The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Cash and Cash Equivalents –The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable –Accounts receivable are stated net of an allowance for uncollectible accounts of $16,058 and $3,352 as of September 30, 2007 and December 31, 2006, respectively.  The balance primarily includes amounts due from third party payors, such as pharmacy benefit managers, government agencies and employers.  A small amount of the accounts receivable is due from customers who are allowed credit at our various local pharmacies.

Advertising Costs –Advertising and sales promotion costs are expensed as incurred.  Advertising expense for the nine months ended September 30, 2007 totaled $50,026.

Contingencies –Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Inventories –Inventories are stated at the lower of cost or market and include the cost of products acquired for sale.  The Company accounts for inventories using the first in –first out method of accounting for substantially all of its inventories.  Independent physical inventory counts are taken on a regular basis in each store to ensure that the amounts reflected in the accompanying financial statements are properly stated.

Property and Equipment –Property and equipment are recorded at cost.  Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred.  When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.  Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes.  The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate.  The estimated useful lives for significant property and equipment categories are as follows:

Computer equipment	3 to 5 years
Furniture and fixtures	7 to 15 years

Following are components of property and equipment included in the accompanying balance sheets as of September 30, 2007 and December 31, 2006:

	September 30, 2007	December 31, 2006

Computer equipment	$328,914	$104,220
Furniture and fixtures	165,594	37,025
Equipment	137,539	—
Delivery vehicles	29,800	—

	661,847	141,245
Less: Accumulated depreciation	(69,318)	(20,970)

Net property and equipment	$592,529	$120,275

Employee Benefits – The Company utilizes a professional employer organization (PEO) for all employment matters and benefits.  Through this arrangement, the Company does not directly employee any employees.   All employees are employed by the PEO and leased to the Company.  The lease payment to the PEO includes the cost of wages, salaries, employment taxes, benefits and a fee for services.

Income Taxes –  As a limited liability company, the Company’s taxable income or loss is allocated to members in accordance with their respective percentage ownership.  Therefore, no provision or liability for income taxes has been included in the financial statements.

Vendor Allowances – The Company received upfront discount payments from a vendor totaling $1,400,000 which was initially deferred and included in accrued liabilities on the accompanying balance sheet.  The deferred amount is being amortized to reduce cost of goods sold over the sixty month life of the contract on a straight line basis.  As of September 30, 2007, $1,028,333 remained in accrued liabilities.

Store Acquisition Costs – New store acquisition costs are charged directly to expense when incurred.

Note 3 – Acquisitions

On January 1, 2007, the Company acquired certain assets, including inventory, of Cox Pharmacy for $2,450,500.  The acquisition was financed through a draw on the Company’s line of credit of approximately $1,100,000, seller financing of $1,140,000 and cash flows from operations of $210,500.

On March 1, 2007, the Company acquired certain assets, including inventory, of Bolerjack Discount Drug for $2,136,500.  The acquisition was financed through a draw on the Company’s line of credit for $1,400,000, seller financing of $650,000 and cash flows from operations of $86,500.

On May 21, 2007, the Company acquired certain assets, including inventory, of Corner Drug for $2,802,808.  The acquisition was financed through a draw on the Company’s line of credit for $2,800,000 and cash flows from operations of $2,808.

On August 27, 2007, the Company acquired certain assets, including inventory, of Barnes Pharmacy & Barbs Gifts (“Barnes Pharmacy”) for $2,329,688.  The acquisition was financed through a draw on the Company’s line of credit for $1,400,000, seller financing of $920,000 and cash flows from operations of $9,968.

The results of operations of Cox Pharmacy from January 1, 2007 to September 30, 2007; Bolerjack Discount Drug from March 1, 2007 to September 30, 2007; Corner Drug from May 21, 2007 to September 30, 2007 and Barnes Pharmacy from August 27,2007 to September 30, 2007 have been included in the Company’s statements of operations for the period ended September 30, 2007.

Purchase accounting was used to account for all of these acquisitions.  Below is the purchase price allocation used to record each of these purchases.

	Cox Pharmacy January 1, 2007	Bolerjack Pharmacy March 1, 2007	Corner Drug May 21, 2007	Barnes Pharmacy August 27, 2007

Cash and cash equivalents	$500	$500	$927	$1,100
Prepaids	—	—	5,791	3,568
Inventory	550,000	511,000	573,585	494,679

Total current assets	550,500	511,500	580,303	499,347

Property and equipment	15,000	50,000	76,305	100,000
Goodwill	810,000	639,700	1,331,797	567,936
Intangible assets	1,075,000	935,300	814,403	1,162,385

Net assets acquired	$2,450,500	$2,136,500	$2,802,808	$2,329,668

The following unaudited pro forma combined results of operations have been prepared as if the acquisition of Bolerjack Pharmacy, Corner Drug and Barnes Pharmacy had occurred at January 1, 2007:

Nine Months Ended September 30, 2007
Pro forma:
Net sales	$38,484,371
Net income	$71,927

The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated as of that time, nor is it intended to be a projection of future results.

Note 4 – Goodwill and Other Intangibles

The Company accounts for goodwill and intangible assets under SFAS No. 142, “Goodwill and Other Intangible Assets.”  As such, goodwill and other indefinitely – lived intangible assets are not amortized, but are subject to annual impairment reviews, or more frequent reviews if events or circumstances indicate there may be an impairment of goodwill.  Intangible assets other than goodwill are required to be separated into two categories:  finite – lived and indefinitely – lived.  Intangible assets with finite useful lives are amortized over their estimated useful life, while intangible assets with indefinite useful lives are not amortized.

Amortizable intangible assets as of September 30, 2007 and December 31, 2006 consist of $938,120 and $345,620, respectively, in covenants not to compete and $4,462,009 and $1,067,421, respectively, in customer files.  The covenants not to compete are being amortized over the terms of the agreements from three to five years, while the customer files are being amortized on a straight line basis over 15 years.  Accumulated amortization expense related to intangible assets was $328,701 and $47,438, respectively, as of September 30, 2007 and December 31, 2006.

Goodwill and other intangible assets as of September 30, 2007 and December 31, 2006 include the following:

	September 30, 2007		December 31, 2006
Goodwill:
Acquisitions	$6,742,592		$3,163,159

Intangible Assets:
Patient prescription (customer) files	$4,462,009		$1,067,421
Accumulated amortization		)	(23,348)

Non-competition agreements	328,701		345,620
Accumulated amortization		)	(24,090)

Intangible assets, net	$4,845,851		$1,365,603

Note 5 – Borrowings and Long-Term Debt

The Company has a bank line of credit (LOC) of $20 million with a variable interest rate of 0.75 percentage points less than Prime as published in the Wall Street Journal (effective rate was 7.00% as of September 30, 2007).  As of September 30, 2007 and December 31, 2006, $10,755,000 and $4,575,000, respectively, of the LOC was outstanding, primarily used to finance new pharmacy acquisitions, and had a maturity date of June 24, 2008.  This line of credit is collateralized by substantially all of the Company’s assets and is personally guaranteed by various individual members of the LLC.  The Company expects the maturity date of the LOC will be extended when the current maturity date is reached, at which time all accrued interest will be payable.

On July 3, 2006 as part of the acquisition of Ken’s Discount Pharmacy, the Company entered into a promissory note with the seller for $1,100,000 at an interest rate of 6.0% for a term of three years.  The note will be repaid in three equal annual installments of $411,521, the first of which was due and paid on July 3, 2007.

On July 3, 2006 as part of the acquisition of Ken’s Discount Pharmacy, the Company entered into a five year non-compete agreement with the seller which included a purchase price holdback of $110,000 at 0.0% interest for a term of three years.  The non-compete payments are made on a straight line basis over the term of the agreement at a rate of $3,056 commencing August 3, 2006.

On November 1, 2006 as part of the acquisition of Hapeth Prescription Shop, the Company entered into a promissory note with the seller for $942,480 at 7.25% interest for a term of three years.  Repayment of the promissory note will be made in two phases.  The first phase is an annual payment of principal and interest of $385,008 on November 1, 2007.  The second phase is a monthly payment of $28,203 over the remaining two years of the note term beginning December 1, 2006.

On November 1, 2006 as part of the acquisition of Hapeth Prescription Shop, the Company entered into a three year non-compete agreement with the seller which included a purchase price holdback of $235,620 at 0.0% interest for a term of three years.  The non-compete payments are made on a straight line basis over the term of the agreement at a rate of $6,545 commencing December 1, 2006.

On January 1, 2007 as part of the acquisition of Cox Pharmacy, the Company entered into a promissory note with the seller for $950,000 at 7.25% interest for a term of three years.  Repayment of the promissory note will be made in three equal annual installments of $363,654 the first of which is due and payable on January 21, 2008.

On January 1, 2007 as part of the acquisition of Cox Pharmacy, the Company entered into a five year non-compete agreement with the seller which included a purchase price holdback of $190,000 at 0.0% interest.  The non-compete payments are made on a straight line basis over the term of the agreement at a rate of $3,167 commencing February 1, 2007.

On March 1, 2007 as part of the acquisition of Bolerjack Discount Drug, the Company entered into a promissory note with the seller for $487,500 at 7.0% interest for a term of three years.  Repayment of the promissory note will be made in three equal annual installments of $185,763 the first of which is due and payable on February 1, 2008.

On March 1, 2007 as part of the acquisition of Bolerjack Discount Drug, the Company entered into a five year non-compete agreement with the seller which included a purchase price holdback of $162,500 at 7.0% interest.  The non-compete payments, which include principal and interest, are made on a straight line basis over the term of the agreement at a rate of $3,218 commencing on April 1, 2007.

On August 27, 2007 as part of the acquisition of Barnes Pharmacy, the Company entered into a promissory note with the seller for $690,000 at 7.625% interest for a term of three years.  Repayment of the promissory note will occur in two phases.  Phase one will be an annual principal and interest payment of $265,933 due and payable on August 27, 2008.  Phase two will consist of eight quarterly principal and interest payments of $64,131 commencing on October 5, 2008.

On August 27, 2007 as part of the acquisition of Barnes Pharmacy, the Company entered into a five year non-compete agreement with the seller which included a purchase price holdback of $230,000 at 7.625% interest.  The non-compete payments, which include principal and interest, are made on a straight line basis over the term of the agreement at a rate of $4,627 commencing on September 1, 2007.

Note 6 – Leases

The Company currently leases its corporate offices and retail locations under operating lease agreements ranging from four to nine years along with options that permit renewals for additional periods.  The Company also leases some office and pharmacy equipment under operating lease agreements.  Rent is expensed as paid consistent with the terms of each lease agreement over the term of each lease.  In addition to minimum lease payments, certain leases require reimbursement for common area maintenance and insurance, which are expensed when incurred.

The Company’s minimum rental expense for operating leases during the nine months ended September 30, 2007 was $233,713.

Note 7 – Subsequent Event

On October 1, 2007, the Company executed an asset purchase agreement to acquire certain assets including inventory, of Wolf Pharmacy for $1,014,292.  The acquisition was financed through a draw on the Company’s LOC for $743,042 and seller financing of $271,250.

UNAUDITED PRO FORMA COMBINING CONSOLIDATED FINANCIAL INFORMATION

Set forth below are unaudited pro forma consolidated financial statements presenting the pro forma effects of the issuance by Graymark Healthcare, Inc. (the “Company”) of 102,000,000 shares of its common stock for the equity ownership interests in SDC Holdings, LLC and ApothecaryRx, LLC (the “Exchange”), assuming that the Exchange occurred on the date of the balance sheet and at the beginning of each period for which results of operations are presented.  The Exchange will be accounted for as a reverse acquisition of the Company by SDC Holdings, LLC and ApothecaryRx, LLC for financial accounting purposes, but not for legal purposes.  The pro forma information is derived from and should be read in conjunction with the financial statements included or incorporated by reference in this report amendment.  See “Notes to Unaudited Pro Forma Combining Consolidated Statements,” below.  The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have been achieved if the Exchange included in the pro forma adjustments had been consummated in accordance with the assumptions set forth below, nor is it necessarily indicative of future operating results or financial position.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of September 30, 2007

	Historical
				Pro Forma
	Graymark			Adjustments	Pro Forma
	Productions	SDC Holdings	ApothecaryRx	The Exchange	Combined
				(Notes 2-5)
ASSETS
Cash and cash equivalents	$699,805	$347,728	$1,285,256	$(750,000)	$1,582,789
Accounts receivable, net	2,200	2,339,448	3,041,357	—	5,383,005
Inventories	—	—	3,769,408	—	3,769,408
Other current assets	—	43,598	56,486	—	100,084

Total current assets	702,005	2,730,774	8,152,507	(750,000)	10,835,286

Fixed assets, net	9,455	1,458,893	592,529	—	2,060,877
Investment in films	434,369	—	—	—	434,369
Goodwill	—	13,912,354	6,512,592	—	20,424,946
Intangible assets, net	—	—	5,071,428	—	5,071,428
Other assets	2,568	64,113	—	—	66,681

Total assets	$1,148,397	$18,166,134	$20,329,056	$(750,000)	$38,893,587

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Accounts payable	$11,413	$272,504	$3,850,559	$—	$4,134,476
Accrued liabilities	133,994	380,978	1,616,759	125,000	2,256,731
Unearned revenue	294,790	—	—	—	294,790
Current portion of convertible notes payable, net of discounts of $20,734	1,479,266	—	—	(1,479,266)	—
Line of credit	—	438,386	—	—	438,386
Notes payable	—	161,928	10,755,000	—	10,916,928
Current portion of long-term debt	—	530,182	2,618,282	—	3,148,464

Total current liabilities	1,919,463	1,783,978	18,840,600	(1,354,266)	21,189,775

Long-term debt, net of current current portion	—	13,005,799	1,974,125	—	14,979,924

Total liabilities	1,919,463	14,789,777	20,814,725	(1,354,266)	36,169,699

Minority interests	312,640	234,310	—	—	546,950

Shareholders’ Equity:
Common stock $0.0001 par value, 90,000,000 shares authorized; 8,827,001 issued and outstanding outstanding before the Exchange 114,702,001 after the Exchange	882	—	—	10,375	11,257
Paid-in capital	4,542,273	2,990,000	1,000	(449,270)	7,084,003
Accumulated deficit	(5,626,861)	152,047	(486,669)	1,043,161	(4,918,322)

Total shareholders’ equity	(1,083,706)	3,142,047	(485,669)	604,266	2,176,938

Total liabilities and shareholders’ equity	$1,148,397	$18,166,134	$20,329,056	$(750,000)	$38,893,587

The accompanying notes are an integral part of this unaudited pro forma consolidated balance sheet.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Period Ended September 30, 2007

	Historical				Pro Forma
	For the Nine Months Ended September 30, 2007				Adjustments
	Graymark Productions	SDC Holdings	Otter Creek	ApothecaryRx	The Exchange	Pro Forma Combined
					(Notes 2-5)
Film revenues	$105,761	$—	$—	$—	$—	$105,761
Service revenues	—	5,364,334	381,251	—	—	5,745,585
Net sales	—	1,209,270	124,816	26,774,674	—	28,108,760

Total revenue	105,761	6,573,604	506,067	26,774,674	—	33,960,106

Cost of services	—	2,082,212	126,972	—	—	2,209,184
Cost of sales	—	490,573	36,690	20,761,258	—	21,288,521

Total cost of services and sales	—	2,572,785	163,662	20,761,258	—	23,497,705

Gross profit	105,761	4,000,819	342,405	6,013,416	—	10,462,401

Expenses:
Direct operating	91,567	1,276,981	159,192	—	—	1,527,740
Selling, general and administrative	331,249	1,234,607	137,595	5,328,387	125,000	7,156,838
Impairment of investment in films	2,123,871	—	—	—	—	2,123,871
Impairment of goodwill	—	—	—	—	4,437,966	4,437,966
Depreciation and amortization	2,292	195,345	29,394	329,611	—	556,642

Total expenses	2,548,979	2,706,933	326,181	5,657,998	4,562,966	15,803,057

Operating income (loss)	(2,443,218)	1,293,886	16,224	355,418	(4,562,966)	(5,340,656)

Other Income (Expense):
Interest and other income	21,266	4,102	—	—	—	25,368
Interest expense	(314,776)	(686,617)	(18,383)	(572,643)	(20,734)	(1,613,153)

Net other income (expense)	(293,510)	(682,515)	(18,383)	(572,643)	(20,734)	(1,587,785)

Net income (loss) before minority interests and provision for income taxes	(2,736,728)	611,371	(2,159)	(217,225)	(4,583,700)	(6,928,441)

Minority interests	1,117,989	(459,324)	(3,404)	—	—	665,261
Provision for income taxes	—	—	—	—	—	—

Net income (loss)	$(1,618,739)	$152,047	$(5,563)	$(217,225)	$(4,583,700)	$(6,273,180)

Net loss per share of common stock, basic and diluted	$(0.19)					$(0.05)

Weighted average number of common shares outstanding, basic and diluted	8,731,430					114,702,001

The accompanying notes are an integral part of this unaudited pro forma consolidated statement.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Period Ended December 31, 2006

	Historical			Pro Forma
	Graymark Productions	Otter Creek	ApothecaryRx	Adjustments The Exchange	Pro Forma Combined
				(Notes 2-5)
Film revenues	$404,276	$—	$—	$—	$404,276
Service revenues	—	5,238,018	—	—	5,238,016
Net sales	—	1,503,379	6,834,657	—	8,338,038

Total revenue	404,276	6,741,397	6,834,657	—	13,980,330

Cost of services	—	1,434,441	—	—	1,434,441
Cost of sales	—	493,960	5,512,033	—	6,005,993

Total cost of services and sales	—	1,928,401	5,512,033	—	7,440,434

Gross profit	404,276	4,812,996	1,322,624	—	6,539,896

Expenses:
Direct operating	333,764	1,306,709	—	—	1,640,473
Selling, general and administrative	379,246	1,509,900	1,402,914	—	3,292,060
Impairment of investment in films	1,545,014	—	—	—	1,545,014
Depreciation and amortization	4,578	181,008	68,409	—	253,995

Total expenses	2,262,602	2,997,617	1,471,323	—	8,754,410

Operating income (loss)	(1,858,326)	1,815,379	(148,699)	—	(191,646)

Other Income (Expense):
Interest and other income	32,237	4,044	—	—	36,281
Interest expense	(369,729)	(119,088)	(120,745)	—	(609,562)

Net other income (expense)	(337,492)	(115,044)	(120,745)	—	(573,281)

Net income (loss) before minority interests and provision for income taxes	(2,195,818)	1,700,335	(269,444)	—	(764,927)

Minority interests	(19,142)	(651,032)	—	—	(670,174)
Provision for income taxes	—	—	—	—	—

Net income (loss)	$(2,214,960)	$1,049,303	$(269,444)	$—	$(1,435,101)

Net loss per share of common stock, basic and diluted	$(0.26)				$(0.01)

Weighted average number of common shares outstanding, basic and diluted	8,409,481				114,702,001

The accompanying notes are an integral part of this unaudited pro forma consolidated statement.

NOTES TO UNAUDITED PRO FORMA COMBINING
CONSOLIDATED FINANCIAL STATEMENTS

(1)  BASIS FOR PRESENTATION

The pro forma combining consolidated balance sheet and statements of operations present the pro forma effects of (i) the acquisition by Graymark Healthcare, Inc. (formerly Graymark Productions, Inc.) (“Graymark”) of the outstanding equity ownership interests in SDC Holdings LLC and ApothecaryRx LLC in exchange for 102,000,000 shares of the Graymark common stock (the “Exchange”).  The Exchange will be accounted for as a reverse acquisition of Graymark by SDC Holdings and ApothecaryRx using the purchase method of accounting.  Graymark anticipates that approximately $4,438,000 in value of the common stock shares will constitute excess purchase price over the net assets of Graymark, based upon the historical net tangible book value per share of Graymark of $0.01 at September 30, 2007, and the fair value per share of $0.38.  “Fair value” is the term used to describe the value attributed to the common stock in making purchase accounting adjustments and is based on the average market price of the common stock during the nine months ended September 30, 2007.  This value is subject to adjustment based on the value determined as of the closing of the Exchange.

The accompanying unaudited pro forma combining consolidated statements of operations are presented assuming the Exchange was consummated on the first day of the period presented.  The unaudited pro forma combining consolidated balance sheet as of September 30, 2007, is presented assuming the Exchange occurred on that date.  On January 31, 2007, SDC Holdings acquired Otter Creek Investments, Inc. (“Otter Creek”).  The operations of Otter Creek for the year ended December 31, 2006 and the one month ended January 31, 2007 are included in the pro forma combining consolidated statements of operations to provide for consistent reporting.

The historical information presented for Graymark (i) as of December 31, 2006 and the year then ended, is derived from the audited consolidated financial statements contained in our Annual Report on Form 10-KSB, and (ii) as of September 30, 2007 and for the nine months then ended, is derived from the unaudited consolidated financial statements of Graymark contained in our Quarterly Report on Form 10-QSB.

The historical information presented for SDC Holdings (i) for the year ended December 31, 2006, is derived from the audited financial statements of Otter Creek (the predecessor to SDC Holdings), (ii) as of September 30, 2007, and for the eight month period then ended, is derived from the unaudited financial statements of SDC Holdings as of and for the period ended on that date, and (iii) the one month period ended January 31, 2007 is derived from the unaudited financial statements of Otter Creek Investments, Inc. (the predecessor to SDC Holdings).

The historical information presented for ApothecaryRx (i) for the period from inception (July 3, 2006) to December 31, 2006, is derived from the audited financial statements of ApothecaryRx for the period ended on that date, and (ii) as of September 30, 2007, and for the nine months then ended, is derived from the unaudited financial statements of ApothecaryRx as of and for the period ended on that date.

The pro forma financial information presented in the unaudited pro forma combining consolidated financial statements is not necessarily indicative of the financial position and results of operations that would have been achieved had the assets and liabilities been owned by a single corporate entity.   The results of operations presented  in  the unaudited pro forma combining statements of operations are not necessarily indicative of the results of future operations of Graymark following consummation of the Exchange.

(2)  ADJUSTMENTS – THE EXCHANGE:

The accompanying unaudited pro forma consolidated financial statements have been adjusted to give effect to the Exchange as follows:

(a)                                  To record the excess purchase price over the net assets of Graymark of $4,437,966 and $125,000 of estimated costs associated with the Exchange.

(b)                                 Impairment of the entire amount of goodwill recorded for Graymark in the amount of $4,437,966 for the period ended September 30, 2007.  This adjustment is based on Graymark’s inability to sustain profitability on a stand-alone basis.

(c)                                  Income taxes reflect the effect of the historical earnings of SDC Holdings and ApothecaryRx and the pro forma adjustments of the Exchange at the federal and state statutory rates.

(d)                                 Retirement of Graymark’s $750,000 note payable for cash and conversion of its remaining $750,000 note payable into 3,600,000 common stock shares.

(3)   NET INCOME PER SHARE

Pro forma per share calculations for Graymark are based upon the weighted average number of common stock shares expected to be outstanding after consummation of the Exchange.

(4)  INCOME TAXES

The provision for income taxes is based on the federal corporate statutory 34% income tax rate, plus an estimated 5% rate for state income taxes, and reflects limitations on Graymark’s ability to utilize its loss carryforwards as a result of the Exchange.